Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

dated as of

May 18, 2007

among

THE GUARANTORS PARTY HERETO

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Administrative Agent

SCHEDULES:

	Schedule 1	Investment Property (Other Than Equity Interests in Subsidiaries) Owned by Original Lien Grantors

EXHIBITS:

	Exhibit A	Security Agreement Supplement

	Exhibit B	Perfection Certificate

	Exhibit C	Securities Account Control Agreement

	Exhibit D	Deposit Account Control Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of May 18, 2007 among the GUARANTORS party hereto and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent.

WHEREAS, the Borrower entered into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower borrowed funds for the purposes set forth therein;

WHEREAS, Section 5.12(d) of the Credit Agreement provides, inter alia, that if at any time on or after the Trigger Date (1) the corporate family rating of the Borrower is not at least Ba1 by Moody’s or the corporate rating of the Borrower is not at least BB+ by S&P, in each case with no negative outlook or (2) the Borrower does not have a corporate family rating from Moody’s or a corporate rating from S&P, the Borrower will (x) promptly (and in any event within seven Business Days or such longer period as the Administrative Agent shall agree, such agreement not to be unreasonably withheld or delayed) cause each Domestic Subsidiary not already party thereto to deliver to the Administrative Agent a supplement to the Guarantee Agreement in the form specified therein, duly executed and delivered on behalf of each such Domestic Subsidiary and (y) promptly (and in any event within ten Business Days or such longer period as the Administrative Agent shall agree, such agreement not to be unreasonably withheld or delayed) cause each Domestic Subsidiary to deliver to the Administrative Agent a counterpart to this Agreement duly executed and delivered on behalf of such Domestic Subsidiary (or in the case of any Person that subsequently becomes a Domestic Subsidiary, a supplement to the Security Agreement, in the form specified herein, duly executed and delivered on behalf of such Domestic Subsidiary);

WHEREAS, the Trigger Date occurred on the date hereof, and, as of such date, the condition described in clause (1) of the preceding recital has been met;

WHEREAS, each of the parties hereto as Lien Grantor is a Domestic Subsidiary that has either previously executed and delivered the Guarantee Agreement or is executing and delivering a Guarantee Agreement Supplement (as defined in the Guarantee Agreement) concurrent with its execution and delivery of this Agreement; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Administrative Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.

(a)        Terms Defined in Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b)        Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Chattel Paper	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102

(c)        Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Agreement” means this Security Agreement.

“Borrower” means Marvell Technology Group Ltd., a Bermuda exempted company.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Administrative Agent pursuant to the Security Documents.  When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted by such Lien Grantor.

“Collateral Accounts” means the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(i)       an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

(ii)      any other obligation (including any guarantee) that is contingent in nature at such time; or

(iii)     an obligation to provide collateral to secure any of the foregoing types of obligations.

“Control” has the following meanings:

(a)      when used with respect to any Security Entitlement, the meaning specified in UCC Section 8-106; and

(b)      when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104.

“Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Administrative Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Administrative Agent and such Securities Intermediary.

“Credit Agreement” means the Credit Agreement dated as of November 8, 2006 among Marvell Technology Group Ltd., the Lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor, a Deposit Account Control Agreement substantially in the form of Exhibit D (or in such other form that the Administrative Agent shall have approved, such approval not to be unreasonably withheld) among such Lien Grantor, the Administrative Agent and the relevant Depositary Bank, (i) providing that such Depositary Bank will comply with instructions originated by the Administrative Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Effective Date” means the date hereof.

“Guarantee Agreement” means that certain Guarantee Agreement dated as of November 8, 2006 among Marvell Technology Group Ltd., as Borrower, the Guarantors party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

“Guarantors” means each Subsidiary listed on the signature pages hereof and each Subsidiary that shall, at any time after the date hereof, become a “Lien Grantor” pursuant to Section 16.

“Lien Grantors” means the Guarantors.

“Mortgage” means a mortgage or deed of trust in form satisfactory to the Administrative Agent in each case creating a Lien on real property in favor of the Administrative Agent (or a sub-agent appointed pursuant to Section 14(b)) for the benefit of the Secured Parties and with such changes in the form thereof as the Administrative Agent shall request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.

“Non-Contingent Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Administrative Agent) addressed and delivered to the Administrative Agent.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Administrative Agent, and signed by an officer of such Lien Grantor.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.02 of the Credit Agreement.

“Personal Property Collateral” means all property included in the Collateral except Real Property Collateral.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Primary Deposit Account” means account number 1233832746 at Bank of America N.A., 1850 Gateway Blvd., 3rd Floor, Concord, CA  94520.

“Ratings Release Conditions” means the following conditions for terminating all the Transaction Liens granted pursuant to this Agreement:

(i) the Borrower shall have given notice to the Administrative Agent at least 15 days prior to a date (the “Release Date”) specifying such Release Date;

(ii)      as of the Release Date, the corporate family rating of the Borrower shall be at least Ba1 by Moody’s and the corporate rating of the Borrower shall be at least BB+ by S&P, in each case with no negative outlook;

(iii)     as of the Release Date, no Default shall have occurred and be continuing; and

(iv) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed by a Financial Officer, confirming the satisfaction of the preceding conditions.

“Real Property Collateral” means all real property included in the Collateral.

“Release Conditions” means the following conditions for terminating all the Transaction Liens:

(i)       all Commitments under the Credit Agreement shall have expired or been terminated;

(ii)      all Non-Contingent Secured Obligations shall have been paid in full; and

(iii)     no Contingent Secured Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

“Secured Agreement”, when used with respect to any Secured Obligation, refers collectively to the instruments, agreements and other documents that set forth the obligations of a Credit Party and/or the rights of a Secured Party with respect to such Secured Obligation.

“Secured Obligations” means (i) all principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents, and (ii) all obligations of any Lien Grantor under any Hedging Agreement that is entered into with any counterparty that is the Arranger, the Administrative Agent or a Lender or an Affiliate of the Arranger, the Administrative Agent or a Lender, in each case at the time such Hedging Agreement is entered into.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Secured Party Requesting Notice” means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Administrative Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 14(e) and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

“Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit C (with any changes or alternate form that the Administrative Agent shall have approved, such approval not to be unreasonably withheld) among the relevant Securities Intermediary, the relevant Lien Grantor and the Administrative Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Administrative Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 16 and/or adding additional property to the Collateral.

“Security Documents” means this Agreement, the Security Agreement Supplements, the Deposit Account Control Agreements, the Securities Account Control Agreements, the Mortgages and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Loan Documents.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.

“US Pledge Agreement” means the US Pledge Agreement dated as of November 8, 2006 among Marvell Technology Group Ltd., the guarantors party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d)        Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e)        If the Loans or any portion thereof shall have been declared to be due and payable (or shall automatically have become due and payable) as set forth in Article 7 of the Credit Agreement, then for all purposes hereof the Administrative Agent shall be deemed to have notified each of the Lien Grantors concurrently with the occurrence of such event of its intention to exercise its rights under the Security Documents.

Section 2.  Grant of Transaction Liens.

(a)        Each Guarantor listed on the signature pages hereof, in order to secure its Transaction Guarantee, grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Guarantor, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Deposit Accounts;

(iv)          all Investment Property, other than Equity Interests in such Guarantor’s subsidiaries;

(v)           all Documents;

(vi)          all Equipment;

(vii)         all Instruments;

(viii)        all Inventory;

(ix)           all Securities Accounts;

(x)            all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

(xi)           such Original Lien Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Administrative Agent; and

(xii)          all Proceeds of the Collateral described in the foregoing clauses (i) through (xi);

provided that the following property is excluded from the foregoing security interests: (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) Equipment leased by an Original Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment and any general intangibles or other rights arising under any contract, instrument, license or other document, in each such case if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and effective restriction in favor of a third party, unless and until all required consents shall have been obtained, (C) any Deposit Account (other than the Primary Deposit Account) established solely to fund obligations in respect of payroll or medical plan payments, disability payments, flex spending payments and other similar payments in respect of employees of the Lien Grantors, so long as such Deposit Account is funded and maintained solely for such purpose and in a manner consistent with past practices and (D) any Deposit Account or Instrument (other than the Primary Deposit

Account) that is subject to a perfected Lien permitted under Section 6.02(iii) or (vi) of the Credit Agreement.

(b)        With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)        The Transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

Section 3.  General Representations and Warranties.  Each Original Lien Grantor represents and warrants that:

(a)        Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)        Schedule 1 lists, as of the Effective Date, (i) all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements.  Such Lien Grantor owns no Commodity Account in respect of which such Lien Grantor is the Commodity Customer.

(c)        Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(d)        No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.  After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(e)        The Transaction Liens on all Personal Property Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure such Lien Grantor’s Transaction Guarantee.

(f)         When the relevant Mortgages have been duly executed and delivered, the Transaction Liens on all Real Property Collateral owned by such Lien Grantor as of the Effective Date will have been validly created and will secure such Lien Grantor’s Transaction Guarantee.  When such Mortgages have been duly recorded, such Transaction Liens will rank prior to all other Liens (except Permitted Liens) on such Real Property Collateral.

(g)        Such Lien Grantor has delivered a Perfection Certificate to the Administrative Agent.  The information set forth therein is correct and complete as of the Effective Date.

(h)        When UCC financing statements describing the Collateral as set forth in Schedule 1 to such Lien Grantor’s Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Personal Property Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens.  Except for (i) the filing of such UCC financing statements and (ii) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

(i)         Such Lien Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(j)         Such Lien Grantor’s Collateral is insured as required by the Credit Agreement.

(k)        All of such Lien Grantor’s Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

Section 4.  Further Assurances; General Covenants.  Each Lien Grantor covenants as follows:

(a)        Such Lien Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument,

document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to:

(i)    create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor’s Collateral;

(ii)   in the case of Pledged Deposit Accounts (except with respect to Pledged Deposit Accounts containing less than $3,500,000 in the aggregate) and Pledged Investment Property, cause the Administrative Agent to have Control thereof;

(iii)  enable the Administrative Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)  enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

Notwithstanding the foregoing, the actions required by the Lien Grantors pursuant to the foregoing provisions of this Section to perfect and ensure the priority of the Liens granted hereunder shall be limited to filings of Uniform Commercial Code financing statements, delivering possession of Collateral the security interests in which can be perfected only by taking possession, execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements and, to the extent any additional actions are required to effect such perfection or priority as a result of a change in law, such actions.

To the extent permitted by applicable law, such Lien Grantor authorizes the Administrative Agent to execute and file such financing statements or continuation statements without such Lien Grantor’s signature appearing thereon.  Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Such Lien Grantor constitutes the Administrative Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 15.  The Borrower will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b)        Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d), by a security agreement entered into by another Person as lien grantor, unless it shall have given the Administrative Agent prior notice thereof and delivered a certificate of a Financial Officer with respect thereto in accordance with Section 4(c).

(c)        At least 30 days before it takes any action contemplated by Section 4(b), such Lien Grantor will, at the Borrower’s expense, cause to be delivered to the Administrative Agent a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any continuation statements specified in such certificate that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor’s representations and warranties herein relating to such Collateral.

(d)        If any of its Collateral is in the possession or control of a warehouseman, bailee or agent at any time, such Lien Grantor will (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions (which shall permit such Collateral to be removed by such Lien Grantor in the ordinary course of business until the Administrative Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing and the Administrative Agent has notified such Lien Grantor of its intent to exercise its rights hereunder), (iii) cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Administrative Agent’s benefit and (iv) make such Authenticated Record available to the Administrative Agent.

(e)        Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such Lien Grantor that it intends to exercise its rights hereunder and the Lien Grantor’s right to do so is terminated, suspended or otherwise limited.  Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Administrative Agent or any other Secured Party.  The Administrative Agent will, at the Borrower’s expense, execute and deliver to the relevant Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(f)         Such Lien Grantor will, promptly upon request, provide to the Administrative Agent all information and evidence concerning such Lien Grantor’s Collateral that the Administrative Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(g)        From time to time upon reasonable request by the Required Lenders, such Lien Grantor will, at the Borrower’s expense, cause to be delivered to the Secured Parties an Opinion of Counsel reasonably satisfactory to the Administrative Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

Section 5.  Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, in accordance with its customary practices.  The costs and expenses (including attorney’s fees) of collection, whether incurred by such Lien Grantor or the Administrative Agent, shall be paid by such Lien Grantor.

(b)        If payments with respect to any of such Lien Grantor’s Accounts are received in a lockbox or similar account, such Lien Grantor will (i) at all times cause such account to be a Controlled Deposit Account and (ii) cause the relevant depositary bank to subordinate to the relevant Transaction Lien all its claims to such account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).  The Administrative Agent will instruct the relevant depositary bank to transfer funds credited to any such account, as promptly as practicable after receipt thereof, to a Controlled Deposit Account designated by such Lien Grantor; provided that, if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Lien Grantor of its intent to exercise its rights hereunder, the Administrative

Agent may designate the Controlled Deposit Account to which such funds are transferred.

(c)        If an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Lien Grantor of its intent to exercise its rights hereunder, such Lien Grantor will, if requested to do so by the Administrative Agent, promptly notify (and such Lien Grantor authorizes the Administrative Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Administrative Agent or its designee.

Section 6.  Securities Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Security Entitlements.  On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Administrative Agent (which shall enter into the same).  Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.

(b)        Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), the Administrative Agent will have Control of such Security Entitlement and no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Administrative Agent or any other Secured Party.

(c)        Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

Section 7.  Controlled Deposit Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Except for cash deposited in Deposit Accounts not included in the Collateral or distributed to its shareholders, all cash owned by such Lien Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 8.

(b)        In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(c)        So long as the Administrative Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).

Section 8.  Operation of Collateral Accounts. (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

(b)        Funds held in any Controlled Securities Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Lien Grantor shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified the relevant Lien Grantor of its intent to exercise its rights hereunder, the Administrative Agent may select such Permitted Investments.

(c)        Funds held in any Controlled Deposit Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Lien Grantor shall request from time to time; provided that if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified the relevant Lien Grantor of its intent to exercise its rights hereunder, the Administrative Agent may select such Permitted Investments.

(d)        With respect to each Collateral Account, the Administrative Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Administrative Agent rescinds such instruction.  The Administrative Agent will not rescind such instructions unless an Event of

Default shall have occurred and be continuing and the Administrative Agent has notified the relevant Lien Grantor of its intent to exercise its rights hereunder.

(e)        If an Event of Default shall have occurred and be continuing and the Administrative Agent has notified the relevant Lien Grantor of its intent to exercise its rights hereunder, the Administrative Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 11.

(f)         If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Administrative Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

Section 9.  Certain Cash Distributions.  Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 8.  Cash Distributions with respect to any Pledged Debt that is not held in a Collateral Account (whether held in the name of a Lien Grantor or in the name of the Administrative Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Lien Grantor; provided that, if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Lien Grantors of its intent to exercise its rights under the Security Documents, the Administrative Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in a Controlled Deposit Account.

Section 10.  Remedies upon Event of Default.  (a) If an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)        Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 11 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof.  Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 12.  The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

Section 11.  Application of Proceeds.  (a) If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first,     to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Security Documents, and any other amounts then due and payable to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement;

second,  to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 11(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

third,   to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 11(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(i) of the Guarantee Agreement.  The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)        If at any time any portion of any monies collected or received by the Administrative Agent would, but for the provisions of this Section 11(b), be payable pursuant to Section 11(a) in respect of a Contingent Secured Obligation, the Administrative Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Administrative Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable.  If the holder of such Contingent Secured Obligation does not notify the Administrative Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution.  If such holder does so notify the Administrative Agent as to the maximum ascertainable amount thereof, the Administrative Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount.  However, the Administrative Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Permitted Investments.  All such monies and Permitted Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 11(b) rather than Section 11(a).  The Administrative Agent will hold all such monies and Permitted Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Administrative Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 11(a) (i.e., clause second or fourth) were not paid in full, the Administrative Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 11(a).  If (i) the holder of such Contingent Secured Obligation shall advise the Administrative Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Administrative Agent still holds any amount held in trust pursuant to this Section 11(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Administrative Agent in the order of priorities set forth in Section 11(a).

(c)        In making the payments and allocations required by this Section, the Administrative Agent may rely upon information supplied to it pursuant to Section 14(c).  All distributions made by the Administrative Agent pursuant to this Section shall be final (except in the event of manifest error) and the

Administrative Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 12.  Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Lien Grantor of its intent to enforce its security interest in such Lien Grantor’s Collateral, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)           to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

(d)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Administrative Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 13.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Administrative Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Administrative Agent in good faith, except to the extent that such liability arises from the Administrative Agent’s gross negligence or willful misconduct.

Section 14.  General Provisions Concerning the Administrative Agent.

(a)        The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Administrative Agent, and shall be binding upon all Lien Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Administrative Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower or any of the Guarantors that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Secured Party.

(b)        Sub-Agents and Related Parties.  The Administrative Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties.  The exculpatory provisions of Section 13 and this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

(c)        Information as to Secured Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Administrative Agent will be entitled to rely on information from (i) its own records for information as to the Lender Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative) for information as to its Secured Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Administrative Agent has not obtained information from the foregoing sources.

(d)        Refusal to Act.  The Administrative Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Administrative Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Administrative Agent to liability (unless the Administrative Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

(e)        Copies of Certain Notices.  Within two Business Days after it receives or sends any notice referred to in this subsection, the Administrative Agent shall send to the Lenders and each Secured Party Requesting Notice, copies of any notice given by the Administrative Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 10, 11, 12 or 15.

Section 15.  Termination of Transaction Liens; Release of Collateral.  (a) The Transaction Liens granted by each Guarantor pursuant to this Agreement shall terminate upon the earlier of (i) the satisfaction of all of the Release Conditions and (ii) the satisfaction of all of the Ratings Release Conditions (subject to reinstatement as set forth in Section 5.12 of the Credit Agreement).

(b)        At any time before the Transaction Liens granted by all the Lien Grantors pursuant to this Agreement terminate, the Administrative Agent may, at the written request of the Borrower, (i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or (ii) release all or substantially all the Collateral with the prior written consent of all Lenders.

(c)        The Administrative Agent shall be fully protected in relying upon a certificate of a Financial Officer of the Borrower as to whether all of the Ratings

Release Conditions are satisfied.  Upon any termination of a Transaction Lien or release of Collateral, the Administrative Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

Section 16.  Additional Lien Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Administrative Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Lien Grantor” as defined herein.

Section 17.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Lien Grantor, shall be given to it in care of the Borrower.Section 18.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Administrative Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 19.  Successors and Assigns.  This Agreement is for the benefit of the Administrative Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

Section 20.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement.  No such waiver, amendment or modification shall (i) be binding upon any Lien Grantor, except with its written consent, or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

Section 21.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(b)        Each of the Lien Grantors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Lien Grantor or its properties in the courts of any jurisdiction.

(c)        Each of the Lien Grantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)        Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement.  Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 22.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 23.  Use of English Language.  Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

Section 24.  Severability.  If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 25.  Counterparts, Integration, Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01 of the Credit Agreement, this Agreement (i) will become effective when the Administrative Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARVELL TECHNOLOGY, INC.

By:	/s/ Sehat Sutardja
Name:
Title:

MARVELL SEMICONDUCTOR, INC.

By:	/s/ Sehat Sutardja
Name:
Title:

SYSKONNECT, INC.

By:	/s/ Sehat Sutardja
Name:
Title:

AVAGO TECHNOLOGIES IMAGING
(U.S.A.) INC.

By:	/s/ Sehat Sutardja
Name:
Title:

ZENOGRAPHICS, INC.

By:	/s/ Mike Tate
Name:
Title:

MARVELL SEMICONDUCTOR, LTD.

By:	/s/ Sehat Sutardja
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/s/ Brian T. Caldwell
Name: Brian T. Caldwell
Title: Director

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Associate

SCHEDULE 1

INVESTMENT PROPERTY (OTHER THAN EQUITY INTERESTS IN
SUBSIDIARIES) OWNED BY ORIGINAL LIEN GRANTORS
(as of the Effective Date)

PART 1 — Securities

Issuer	Jurisdiction of Organization	Owner of Securities	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Original Lien Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Owner	Securities Intermediary	Account Number

S-1-1

EXHIBIT A
to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of                 ,              , between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent.

WHEREAS, Marvell Technology Group Ltd. (the “Borrower”), the lenders party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent, are parties to a Credit Agreement dated as of November 8, 2006 (as heretofore amended and/or supplemented, the “Credit Agreement”);

WHEREAS, the Borrower, the Guarantors and Credit Suisse, Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”), are parties to a Guarantee Agreement dated as of November 8, 2006 (as heretofore amended and/or supplemented, the “Guarantee Agreement”) pursuant to which the Guarantors party thereto have guaranteed certain obligations of the Borrower, including under the Credit Agreement;

WHEREAS, the Guarantors party thereto and the Administrative Agent are parties to a Security Agreement dated as of [             ] (as heretofore amended and/or supplemented, the “Security Agreement”) under which the Guarantors secure certain obligations (the “Secured Obligations”);

WHEREAS, [name of Lien Grantor] has become [is] a party to the Guarantee Agreement as a Guarantor;

WHEREAS, [name of Lien Grantor] is willing to become [is] a party to the Security Agreement as a Lien Grantor thereunder; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Grant of Transaction Liens.  (a) In order to secure its Transaction Guarantee, the Lien Grantor grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]

(b)   With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)   The foregoing Transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.     Delivery of Collateral.  Concurrently with delivering this Security Agreement Supplement to the Administrative Agent, the Lien Grantor is complying with the provisions of Section 6 of the Security Agreement with respect to each Securities Account, in each case if and to the extent included in the New Collateral at such time.

3.     Party to Security Agreement.  Upon delivering this Security Agreement Supplement to the Administrative Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.(1)

4.     Representations and Warranties.  (a) The Lien Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b)   The Lien Grantor has delivered a Perfection Certificate to the Administrative Agent.  The information set forth therein is correct and complete as of the date hereof.

(1)             Delete Section 4 if the Lien Grantor is already a party to the Security Agreement.

(c)   Each of the representations and warranties set forth in the Security Agreement and the Credit Agreement is true as applied to the Lien Grantor and the New Collateral.  For purposes of the foregoing sentence, references in said agreements to a “Lien Grantor”, a “Subsidiary” or a “Credit Party” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Closing Date” or the “Effective Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

5.     Governing Law.  This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1
to Security Agreement Supplement

INVESTMENT PROPERTY
(OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES)
OWNED BY LIEN GRANTOR

PART 1 — Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Securities Intermediary	Account Number

EXHIBIT B
to Security Agreement

PERFECTION CERTIFICATE

The undersigned is a duly authorized officer of [NAME OF LIEN GRANTOR] (the “Lien Grantor”).  With reference to the Security Agreement dated as of [    ] among the Lien Grantors party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Administrative Agent and each other Secured Party as follows:

A.    Information Required for Filings and Searches for Prior  Filings.

1.     Jurisdiction of Organization.  The Lien Grantor is a corporation(2) organized under the laws of                                         .

2.     Name.  The exact [corporate] name of the Lien Grantor as it appears in its [[certificate] [articles] of incorporation] is as follows:

3.     Prior Names.  (a) Set forth below is each other [corporate] name that the Lien Grantor has had since its organization, together with the date of the relevant change:

(b)   Except as set forth in Schedule       hereto, the Lien Grantor has not changed its corporate structure(3) in any way within the past five years.

(2)      Modify as needed if the Lien Grantor is not a corporation.

(3)  Changes in corporate structure would include mergers and consolidations, as well as any change in the Lien Grantor’s form of organization.  If any such change has occurred, include in Schedule      the information required by Part A of this certificate as to each constituent party to a merger or consolidation and any other predecessor organization.

4.     Filing Office.  In order to perfect the Transaction Liens granted by the Lien Grantor, a duly completed financing statement on Form UCC-1, with the collateral described as set forth on Schedule 1 hereto, should be on file in the office of                              in                       (4).

B.    Search Reports.

Attached hereto as Schedule 2 is a true copy of a file search report from the central UCC filing office in each jurisdiction identified in Part A–4 above with respect to each name set forth in Part A–2 and Part A–3 above (searches in local filing offices, if any, are not required).  Attached hereto as Schedule      is a true copy of each financing statement or other filing identified in such file search reports.

IN WITNESS WHEREOF, I have hereunto set my hand this       day of                             ,             .

Name:
Title:

(4)      Insert Lien Grantor’s “location” determined as provided in UCC Section 9-307.

Schedule 1
to Perfection Certificate

DESCRIPTION OF COLLATERAL

All the following property of the Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located:  accounts, chattel paper, deposit accounts, investment property other than Equity Interests in the Debtor’s subsidiaries, documents, equipment, instruments, inventory, securities accounts, books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to the foregoing, ownership interests in any collateral accounts (including any financial assets credited thereto from time to time and all security entitlements in respect thereof) and all cash held therein from time to time, all other money in the possession of the Administrative Agent and all proceeds of the foregoing.

Schedule 2 to
Perfection Certificate

SCHEDULE OF FILINGS

AGAINST                           ,
AS DEBTOR

Filing Office	File Number	Date of Filing(9)

(9)      Also indicate lapse date, if other than fifth anniversary.

EXHIBIT C
to Security Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT dated as of                  ,             among                        (the “Lien Grantor”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Secured Party”), and                 (the “Securities Intermediary”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York.  Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H :

WHEREAS, the Lien Grantor is the entitlement holder with respect to the Account (as defined below);

WHEREAS, pursuant to a Security Agreement dated as of [•] (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Establishment of Account.  The Securities Intermediary confirms that:

(i)    the Securities Intermediary has established account number [identify account number] in the name of “[name of Lien Grantor]” (such account and any successor account, the “Account”),

(ii)   the Account is a “securities account” as defined in Section 8-501 of the UCC,

(iii)  the Securities Intermediary is acting as a “securities intermediary” (as defined in Section 8-102 of the UCC) in respect of the Account,

(iv)  the Securities Intermediary shall, subject to the terms of this Agreement, treat the Lien Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account,

(v)   all property delivered to the Securities Intermediary by or on behalf of the Lien Grantor will be promptly credited to the Account, and

(vi)  all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor or specially indorsed to the Lien Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

Section 2.  “Financial Assets” Election.  The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

Section 3.  Entitlement Orders.  The Securities Intermediary agrees to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Lien Grantor or any other person.  The Lien Grantor consents to the foregoing agreement by the Securities Intermediary.

Section 4.  Waiver of Lien; Waiver of Set-off.  The Securities Intermediary waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof.  Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party [(except that the Securities Intermediary may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii)

the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds)].

Section 5.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  The State of New York shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).

Section 6.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Securities Intermediary and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] the “Existing Other Agreements”].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  If any Existing Other Agreement does not specify that it is governed by the laws of the State of New York. such Existing Other Agreement is hereby amended to specify that it is governed by the laws of the State of New York.

Section 7.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 8.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Lien Grantor thereof.

Section 9.  Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Account as follows:

(i)    Lien Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary may, subject to paragraph (iii) below, comply with entitlement orders of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all financial assets credited thereto.  After the

Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Securities Intermediary will cease complying with entitlement orders of the Lien Grantor or any of its agents.

(ii)   Voting Rights.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.

(iii)  Permitted Investments.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account; provided that the Securities Intermediary shall not honor any instruction or entitlement order to purchase any investment except investments of a type described in Exhibit B hereto.

(iv)  Statements and Confirmations.  The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to each of the Lien Grantors and the Secured Party at their respective addresses specified in Section 12 hereof.

(v)   Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 10.  Representations, Warranties and Covenants of the Securities Intermediary.  The Securities Intermediary makes the following representations, warranties and covenants:

(i)    The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated.  The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)   No financial asset credited to the Account is or will be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor, or specially indorsed to the Lien Grantor, unless such financial asset has been further indorsed by the Lien Grantor to the Securities Intermediary or in blank.

(iii)  This Agreement is a valid and binding agreement of the Securities Intermediary enforceable in accordance with its terms.

(iv)  The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person.  The Securities Intermediary has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.

Section 11.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Securities Intermediary:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 13.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

Section 14.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY]

By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of              ,                among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number                   (the “Account”), all financial assets from time to time credited thereto and all security entitlements in respect thereof.  You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

cc: [name of Lien Grantor]

Exhibit B

Permitted Investments

EXHIBIT D
to Security Agreement

DEPOSIT ACCOUNT CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT dated as of              ,               among                          (the “Lien Grantor”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Secured Party”), and                   (the “Bank”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York. Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H :

WHEREAS, the Lien Grantor is the Bank’s customer (as defined in Section 4-104(1)(e) of the UCC) with respect to the Account (as defined below);

WHEREAS, pursuant to a Security Agreement dated as of [    ] (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Account; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account and any and all funds or deposits from time to time held therein or credited thereto, whether now owned or existing or hereafter acquired or arising;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Establishment of Account.  The Bank confirms that:

(i)    the Bank has established account number [identify account number] in the name of “[name of Lien Grantor]” (such account and any successor account, the “Account”);

(ii)   the Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC; and

(iii)  the Bank is a “bank” (as defined in section 9-102 of the UCC) and is acting in such capacity in respect of the Account.

Section 2.  Instructions.  The Lien Grantor, the Secured Party and the Bank agree that the Bank will comply with (i) any instruction originated by the Secured Party directing disposition of funds in the Account and (ii) any other instruction from the Secured Party in respect of the Account, in each case without further consent by the Lien Grantor or any other person.

Section 3.  Waiver of Lien; Waiver of Set-off.  The Bank waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account or any or all funds or deposits from time to time held therein or credited thereto.  No amounts credited to the Account will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party [(except that the Bank may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds)].

Section 4.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  The State of New York shall be deemed to be the bank’s jurisdiction (as defined in Section 9-304 of the UCC) with respect to the Account.

Section 5.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Bank and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] the “Existing Other Agreements”].  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Bank and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.  If any Existing Other Agreement does not specify that it is governed by the laws of the State of New York. such Existing Other Agreement is hereby amended to specify that it is governed by the laws of the State of New York.

Section 6.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Bank does not know of any claim to, or interest in, the Account or any or all funds or deposits held therein or credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account or any or all funds or deposits held therein or credited thereto, the Bank will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8.  Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Bank to honor instructions originated by the Secured Party as agreed in Section 3 hereof, the Bank agrees to maintain the Account as follows:

(i)    Lien Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Bank has not received a Notice of Exclusive Control (as defined below), the Bank may comply with instructions originated by the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all funds or deposits held therein or credited thereto.  After the Bank receives a written notice from the Secured Party that it is exercising exclusive control over the Account (a “Notice of Exclusive Control”), the Bank will cease complying with instructions originated by the Lien Grantor or any of its agents.

(ii)   Statements.  The Bank will promptly send copies of all statements and other correspondence concerning the Account simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 12 hereof.

(iii)  Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any funds or deposits held therein or credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9.  Representations, Warranties and Covenants of the Bank.  The Bank makes the following representations, warranties and covenants:

(i)    The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated.  The Bank will not change the name or account number of the Account without the prior written consent of the Secured Party.

(ii)   Neither the Account nor any funds or deposits at any time held therein or credited thereto is or will be evidenced by any instrument (as defined in Section 9-102 of the UCC) or constitutes or will constitute investment property (as defined in Section 9-102 of the UCC)

(iii)  This Agreement is a valid and binding agreement of the Bank enforceable in accordance with its terms.

(iv)  The Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any funds or deposits held therein or credited thereto pursuant to which it has agreed, or will agree, to comply with instructions of such person.  The Bank has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Bank to comply with instructions originated by the Secured Party as agreed in Section 3 hereof.

Section 10.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Bank:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  The obligations of the Bank hereunder shall continue in effect until the Secured Party has notified the Bank in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

Section 13.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Bank]

Attention:

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of                ,            among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over deposit account number                 (the “Account”) and all funds and deposits from time to time held therein or credited thereto.  You are instructed not to accept any directions or instructions with respect to the Account or the funds or deposits held therein or credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

cc: [name of Lien Grantor]